   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1998

                                            REGISTRATION STATEMENT NO. 333-65697
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                            ------------------------
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              THE CIT GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                   1211 AVENUE OF THE AMERICAS                   13-2994534
  (STATE OR OTHER JURISDICTION OF          NEW YORK, NEW YORK 10036                 (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)               (212) 536-1390                    IDENTIFICATION NO.)

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             ERNEST D. STEIN, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                              THE CIT GROUP, INC.
                          1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 536-1390
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                             PLEASE SEND COPIES TO:

                 PAUL N. ROTH, ESQ.                                 RICHARD J. SANDLER, ESQ.
                  ANDRE WEISS, ESQ.                                   DAVIS POLK & WARDWELL
              SCHULTE ROTH & ZABEL LLP                                450 LEXINGTON AVENUE
                  900 THIRD AVENUE                                  NEW YORK, NEW YORK 10017
              NEW YORK, NEW YORK 10022

                            ------------------------


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statements for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


SEC Registration Fee.......................................  $  393,764
Blue Sky Fees and Expenses.................................       5,000
Transfer Agent Fees and Expenses...........................       2,000
Legal Fees and Expenses....................................     235,000
Accounting Fees and Expenses...............................     125,000
Printing Expenses..........................................     270,000
Miscellaneous Expenses.....................................      69,236
                                                             ----------
          Total Fees and Expenses..........................  $1,100,000
                                                             ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that: (i) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; and (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. In addition, Section 145 empowers the corporation to purchase and maintain insurance on behalf of any person acting in any capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Giving effect to the consummation of the offering, Article X of the By-Laws of the Registrant provides, in effect, that, in addition to any rights afforded to an officer, director or employee of the Registrant by contract or operation of law, the Registrant may indemnify any person who is or was a director, officer, employee or agent of the Registrant, or of any other corporation which he served at the request of the Registrant, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Registrant or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee or agent of the Registrant or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of the Registrant or such other corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article X further provides that any person who is or was a director, officer, employee or agent of the Registrant or any direct or indirect wholly-owned subsidiary of the Registrant shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

In addition, the Registrant maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $90,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS


The following exhibits either are filed herewith or were previously filed, as indicated below:



1*       --   Form of Underwriting Agreement.
5*       --   Opinion of Schulte Roth & Zabel LLP in respect of the
              legality of the Class A Common Stock registered hereunder.
8*       --   Opinion of Schulte Roth & Zabel LLP in respect of certain
              tax matters (included in Exhibit 5).
23.1*    --   Consent of KPMG Peat Marwick LLP.
23.2*    --   Consent of Schulte Roth & Zabel LLP (included in Exhibit 5).
24**     --   Power of Attorney.


---------------


 * Filed herewith.



** Previously filed.

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:


     (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



     (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.



     (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Livingston, State of New Jersey, on the 12th day of November, 1998.


                                          THE CIT GROUP, INC.

                                          By: /s/      ERNEST D. STEIN

                                             -----------------------------------
                                                       Ernest D. Stein
                                                  Executive Vice President,
                                                General Counsel and Secretary


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                  SIGNATURE AND TITLE                                      DATE
                  -------------------                                      ----

               /s/ ALBERT R. GAMPER, JR.                            November 12, 1998
--------------------------------------------------------
                 Albert R. Gamper, Jr.
    President, Chief Executive Officer and Director
             (principal executive officer)

                  /s/ JOSEPH M. LEONE                               November 12, 1998
--------------------------------------------------------
                    Joseph M. Leone
  Executive Vice President and Chief Financial Officer
      (principal financial and accounting officer)

                           *
--------------------------------------------------------
                     Daniel P. Amos
                        Director

                           *
--------------------------------------------------------
                      Yoshiro Aoki
                        Director

                           *
--------------------------------------------------------
                    Takasuke Kaneko
                        Director

                           *
--------------------------------------------------------
                    Hisao Kobayashi
                        Director

                           *
--------------------------------------------------------
                  Joseph A. Pollicino
                        Director

                  SIGNATURE AND TITLE                                      DATE
                  -------------------                                      ----
                           *
--------------------------------------------------------
                      Paul N. Roth
                        Director

                           *
--------------------------------------------------------
                     Peter J. Tobin
                        Director

                           *
--------------------------------------------------------
                     Tohru Tonoike
                        Director

                           *
--------------------------------------------------------
                     Alan F. White
                        Director

                *By: /s/ ERNEST D. STEIN                            November 12, 1998
  ---------------------------------------------------
           Ernest D. Stein, attorney-in-fact



Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein and James P. Shanahan and each of them to sign this Post-Effective Amendment No. 1 to the Registration Statement and further amendments hereto on behalf of the directors and officers of the Registrant indicated above are held by the Registrant and available for examination pursuant to Rule 302(b) of Regulation S-T.

                                 EXHIBIT INDEX


                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
NUMBER                                DESCRIPTION                            PAGES
-------                               -----------                         ------------
1*         --   Form of Underwriting Agreement. ........................
5*         --   Opinion of Schulte Roth & Zabel LLP in respect of the
                legality of the Class A Common Stock registered
                hereunder. .............................................
8*         --   Opinion of Schulte Roth & Zabel LLP in respect of
                certain tax matters (included in Exhibit 5). ...........
23.1*      --   Consent of KPMG Peat Marwick LLP.
23.2*      --   Consent of Schulte Roth & Zabel LLP (included in Exhibit
                5). ....................................................
24**       --   Power of Attorney. .....................................


---------------


 * Filed herewith.



** Previously filed.